[GRAPHIC  OMITED]

EMail  Address:     CENTRAL@CWILSON.COM
Our  File  No.:     18273-1  /

June  15,  1999
VIRTUALSELLERS.COM,  INC.
290  -  171  Water  Street
Vancouver,  British  Columbia  V6B  1A7
Dear  Sirs:
Re:  Registration  Statement  on  Form S-8 - Employment Agreement between Suncom
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Telecommunications  Inc.  and  Shannon  T.  Squyres (the "Employment Agreement")
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                    We  are  special  counsel  to Suncom Telecommunications Inc.
(the "Company"), a corporation incorporated under the federal laws of Canada, and have assisted in the preparation of a Registration Statement of the Company on Form S-8 (the "Registration Statement") covering 1,000,000 common shares (the "Shares") in the capital of the Company to be issued to Shannon T. Squyres under the Employment Agreement.

          In  connection  with  this  opinion,  we  have  also  examined:

          (a) the Certificate of Continuance, Articles and By-laws of the Company;

          (b) originals or copies, certified or otherwise identified to our satisfaction of the resolutions of the Board of Directors of the Company with respect to the matters herein; and

          (c) minutes of the last Annual General Meeting of the Company, at which, among other things, the directors of the Company were elected for the current year.

          We have also examined such statutes and public and corporate records of the Company, and have considered such questions of law as we have deemed relevant and necessary as a basis for the opinion expressed herein. We have for the purposes of this opinion assumed the genuineness of all signatures examined by us, the authenticity of all documents and records submitted to us as originals and the conformity to all original documents of all documents submitted to us as certified, photostatic or facsimile copies.

          Based upon and subject to the foregoing, and subject to the qualifications herein expressed, we are of the opinion that the Shares to be issued by the Company pursuant to the Registration Statement will be, when issued, validly issued, fully paid and non-assessable.

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          We  are  barristers  and  solicitors  qualified to practice law in the
Province of British Columbia. Our opinion expressed above is limited to the present laws of the Province of British Columbia and of the federal laws of Canada applicable therein. This opinion is being furnished solely in connection with the filing of the Registration Statement with the Securities and Exchange Commission, and we hereby consent to the use of this opinion as an exhibit to the Registration Statement. This opinion may not be relied upon, used by or distributed to any person or entity for any other purpose without our prior written consent.
Yours  truly,

CLARK,  WILSON